Exhibit 99.1

First Advantage Reports Third Quarter 2026 Results

Delivers Double-Digit Revenue Growth and Raises Full Year 2026 Guidance

Third Quarter 2026 Highlights1

•
Revenues of $465.8 million (13.8% growth year-over-year)
•
Net income of $20.5 million (4.4% margin); Diluted net income per share of $0.12
•
Adjusted EBITDA of $136.5 million (29.3% margin)
•
Adjusted Net Income of $67.3 million; Adjusted Diluted Earnings Per Share of $0.38
•
Cash Flows from Operations of $63.8 million

Acquisition of Data Diver Technologies

•
Announced today the acquisition of Data Diver Technologies, LLC (“Data Diver Technologies”), a data platform leveraging AI and automation

Raising Full Year 2026 Guidance

•
Raising full year 2026 guidance ranges to Revenues of $1.720 billion to $1.745 billion, Adjusted EBITDA of $488 million to $498 million, Adjusted Net Income of $227 million to $232 million, and Adjusted Diluted Earnings Per Share of $1.30 to $1.332

ATLANTA, November 5, 2026 – First Advantage Corporation (NASDAQ: FA), a global software and data company, today announced financial results for the third quarter ended September 30, 2026.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended September 30,
	2026	2025	Change
Revenues	$465.8	$409.2	13.8%
Net income	$20.5	$2.6	NM
Net income margin	4.4%	0.6%	NA
Diluted net income per share	$0.12	$0.01	NM
Adjusted EBITDA[1]	$136.5	$118.5	15.2%
Adjusted EBITDA Margin[1]	29.3%	29.0%	NA
Adjusted Net Income[1]	$67.3	$52.3	28.6%
Adjusted Diluted Earnings Per Share[1]	$0.38	$0.30	26.7%

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are non-GAAP measures. Please see the end of this earnings release for definitions and schedules with reconciliations of these measures to their most directly comparable respective GAAP measures.

Note: "NA" indicates not applicable information; "NM" indicates not meaningful information.

“We delivered another quarter of outstanding performance, highlighted by nearly 14% revenue growth, increasing margins, strong cash flow, and robust earnings per share growth. Our results reflected sustained positive momentum across our revenue growth algorithm, with continued excellent base growth, solid new logo contribution, successful upsell and cross-sell activity, and consistently high retention. We continue to see broad-based growth across our diverse, balanced verticals, with strong performance from nearly every vertical in our Americas business. Our AI-enabled products continue to be key differentiators as we help our customers mitigate human capital risks and prevent fraud. Our go-to-market momentum and pipeline remain strong as we approach 2027,” said Scott Staples, Chief Executive Officer.

“On October 31, we celebrated the two-year anniversary of closing the Sterling acquisition. We are executing well and realizing benefits far exceeding our original expectations. Today, we are a larger, stronger, and more diversified company, offering customers a broader portfolio of best-of-breed technologies and products backed by greater scale and innovation capabilities. As a result, we have strengthened our market position, expanded our growth opportunities, and enhanced our ability to create long-term value for shareholders,” Staples added.

Acquisition of Data Diver Technologies

“In addition, today we are excited to announce our acquisition of Data Diver Technologies, a data platform leveraging AI and automation that collects, aggregates, retains, and delivers high-volume criminal and court records, further supporting our strategy of delivering fast, accurate, and automated screening results for our customers. This acquisition aligns squarely with our focus on investing in data and technology assets to help our customers make decisions faster and mitigate risk, while enhancing our proprietary data and automation capabilities and creating new opportunities to expand our solutions and drive product innovation. This acquisition represents another important step in advancing our FA 5.0 growth strategy,” Staples concluded.

The related press release is available on First Advantage’s investor relations website.

Raising Full Year 2026 Guidance

“This quarter, we continued to progress on our synergy program for the Sterling acquisition and expect to finish the year near or at the top end of our run rate synergy target range, underscoring the ongoing success of our integration efforts. Looking forward, our focus is on driving continued operational efficiencies, supporting product innovation, and translating the benefits of the combination into sustained growth, margin expansion, and cash flow generation. While deleveraging remains a high priority for capital allocation, as evidenced by our $45 million debt prepayment during the quarter, our consistent cash flow provides us flexibility for disciplined, strategic capital deployment, including the Data Diver Technologies acquisition, to complement our organic growth objectives and drive incremental shareholder returns,” said Steven Marks, Chief Financial Officer. “We remain confident in our ability to deliver consistent profitable growth. Based on our strong performance through the first three quarters of the year and our expectations for the fourth quarter, we are raising our guidance ranges for the full year, with the low end of our updated guidance ranges now exceeding the high end of our prior guidance ranges across every metric.”

The following table summarizes our updated full year 2026 guidance.

	Updated Guidance As of November 5, 2026	Prior Guidance As of August 6, 2026
Revenues	$1,720 million – $1,745 million	$1,670 million – $1,710 million
Adjusted EBITDA[2]	$488 million – $498 million	$472 million – $486 million
Adjusted Net Income[2]	$227 million – $232 million	$214 million – $225 million
Adjusted Diluted Earnings Per Share[2]	$1.30 – $1.33	$1.23 – $1.29

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net income and Adjusted Diluted Earnings Per Share to GAAP diluted net income per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Actual results may differ materially from First Advantage’s full year 2026 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its third quarter 2026 results today, November 5, 2026, at 8:30 a.m. ET.

To participate in the conference call, please dial 800-579-2543 (domestic) or 785-424-1789 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage third quarter 2026 earnings call or provide the conference code FA3Q26. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/5508610/155836F5FA3B3D924EF9669941EDE522.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

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adverse changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, global trade disputes, uncertainty in financial markets, and changes in tax laws;
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our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data, data security, and artificial intelligence ("AI");
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failure to identify attractive acquisition targets and strategic partnerships, successfully complete proposed business combination transactions or realize the expected benefits of such transactions;
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our inability to identify and successfully implement our growth strategies on a timely basis or at all;
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potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, social, ethical, and legal issues relating to the use of new and evolving technologies, employee or other internal misconduct, computer viruses, or the mishandling of personal data;
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operating in a penetrated and competitive market;
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our reliance on third-party data providers;
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our sales to government entities and higher-tier contractors to governmental customers which involve unique competitive, procurement, budget, administrative and contractual risks;
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due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
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our international business exposes us to a number of risks;
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real or perceived errors, failures, or bugs in our products could adversely affect our business, results of operations, financial condition, and growth prospects;

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failure to comply with anti-corruption, economic and trade sanctions, and anti-money laundering laws and regulations;
•
disruptions at our Operation Centers of Excellence and other operational sites;
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our contracts with our customers, which do not guarantee exclusivity or contracted volumes;
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the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program;
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disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
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the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
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risks relating to public opinion, which may be magnified by incidents or adverse publicity concerning our industry or operations;
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our reliance on third-party vendors to carry out certain portions of our operations;
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our dependence on the service of our key executives and other employees, and our ability to find and retain qualified employees;
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our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
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our ability to maintain, protect, and enforce the confidentiality of our trade secrets;
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the use of open-source software in our applications;
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seasonality in our operations from quarter to quarter;
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our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations; and
•
Silver Lake’s significant ownership of our common stock and the potential conflict of its interest with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” and “Adjusted Diluted Earnings Per Share.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP and should not be considered as an alternative to net income as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Other Presentation Conventions

Certain monetary amounts, percentages, and other figures have been subject to rounding adjustments. Percentage amounts have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts may vary from those obtained by performing the same calculations using the figures in our press release. Certain other amounts that appear in this press release may not sum due to rounding.

About First Advantage

First Advantage (NASDAQ: FA) is a global software and data company. We provide comprehensive, end-to-end identity solutions, criminal background screening, credential verifications, drug and health screening, and continuous risk monitoring. Combining AI-powered proprietary technology platforms with proprietary data, primary source data, and third-party data, we help organizations hire with confidence and manage risk across the entire employee lifecycle. With over 80,000 customers worldwide – including approximately two-thirds of the Fortune 100 – we deliver fast, comprehensive, and reliable solutions for employers, their candidates, and their employees. We conduct more than 200 million screens annually across over 200 countries and territories, supported by our verticalized go-to-market strategy, decades of experience, and proprietary databases containing over 1 billion records. For more information, please visit our website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(678) 868-4151

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and par value amounts)	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$240,902	$239,998
Restricted cash	112	86
Accounts receivable (net of allowance for doubtful accounts of $7,413 and $8,084 at September 30, 2026 and December 31, 2025, respectively)	350,264	297,281
Prepaid expenses and other current assets	30,327	15,323
Income tax receivable	5,031	9,010
Total current assets	626,636	561,698
Property and equipment, net	219,245	250,865
Goodwill	2,136,569	2,143,604
Intangible assets, net	747,090	857,111
Deferred tax asset, net	4,698	4,183
Other assets	14,421	16,341
TOTAL ASSETS	$3,748,659	$3,833,802
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$138,012	$109,888
Accrued compensation	67,067	60,537
Accrued liabilities	41,576	49,140
Current portion of operating lease liability	3,570	3,568
Income tax payable	1,216	2,298
Deferred revenues	4,767	5,028
Total current liabilities	256,208	230,459
Long-term debt (net of deferred financing costs of $28,680 and $34,498 at September 30, 2026 and December 31, 2025, respectively)	1,990,857	2,080,039
Deferred tax liability, net	159,721	190,255
Operating lease liability, less current portion	5,193	5,525
Other liabilities	12,023	13,972
Total liabilities	2,424,002	2,520,250
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 171,983,905 and 174,190,461 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	172	174
Additional paid-in-capital	1,549,664	1,528,315
Accumulated deficit	(193,822)	(194,632)
Accumulated other comprehensive loss	(31,357)	(20,305)
Total equity	1,324,657	1,313,552
TOTAL LIABILITIES AND EQUITY	$3,748,659	$3,833,802

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended September 30,
(in thousands, except share and per share amounts)	2026	2025
REVENUES	$465,776	$409,151

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	253,925	222,039
Product and technology expense	27,295	25,136
Selling, general, and administrative expense	57,582	57,459
Depreciation and amortization	66,866	62,274
Total operating expenses	405,668	366,908
INCOME FROM OPERATIONS	60,108	42,243

OTHER EXPENSE, NET:
Interest expense, net	30,438	40,041
Loss on extinguishment of debt	615	407
Total other expense, net	31,053	40,448
INCOME BEFORE PROVISION FOR INCOME TAXES	29,055	1,795
Provision (benefit) for income taxes	8,566	(798)
NET INCOME	$20,489	$2,593

Foreign currency translation income (loss)	1,754	(6,950)
COMPREHENSIVE INCOME (LOSS)	$22,243	$(4,357)

NET INCOME	$20,489	$2,593
Basic net income per share	$0.12	$0.01
Diluted net income per share	$0.12	$0.01
Weighted average number of shares outstanding - basic	171,865,517	173,561,778
Weighted average number of shares outstanding - diluted	175,435,437	175,549,342

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$39,571	$(38,293)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	190,949	185,846
Loss on extinguishment of debt	1,348	661
Amortization of deferred financing costs	4,470	4,773
Bad debt expense (recovery)	1,294	(1)
Deferred taxes	(31,066)	(28,342)
Share-based compensation	14,746	19,430
Loss on disposal and impairment of long-lived assets	7,031	1,720
Change in fair value of interest rate swaps	(11,811)	5,607
Changes in operating assets and liabilities:
Accounts receivable	(55,456)	(23,123)
Prepaid expenses and other assets	(8,689)	7,181
Accounts payable	29,328	4,008
Accrued compensation and accrued liabilities	5,122	(5,218)
Deferred revenues	(234)	639
Operating lease liabilities	193	(132)
Other liabilities	(2,710)	(1,293)
Income taxes receivable and payable, net	2,742	(4,278)
Net cash provided by operating activities	186,828	129,185
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized software development costs	(47,579)	(34,536)
Purchases of property and equipment	(11,058)	(2,847)
Other investing activities	2,028	87
Net cash used in investing activities	(56,609)	(37,296)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of First Lien Credit Facility	(95,000)	(45,462)
Share repurchases	(38,381)	—
Proceeds from issuance of common stock under share-based compensation plans	8,161	3,691
Net settlement of share-based compensation plan awards	(1,556)	(3,145)
Other financing activities	(97)	(111)
Net cash used in financing activities	(126,873)	(45,027)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(2,416)	587
Increase in cash, cash equivalents, and restricted cash	930	47,449
Cash, cash equivalents, and restricted cash at beginning of period	240,084	169,483
Cash, cash equivalents, and restricted cash at end of period	$241,014	$216,932

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$46,707	$27,884
Cash paid for interest	$103,906	$124,493
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$2,131	$1,558
Excise taxes on share repurchases incurred but not paid	$383	$—

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended September 30,
(in thousands, except percentages)	2026	2025
Net income	$20,489	$2,593
Interest expense, net	30,438	40,041
Provision (benefit) for income taxes	8,566	(798)
Depreciation and amortization	66,866	62,274
Loss on extinguishment of debt	615	407
Share-based compensation	5,076	5,721
Transaction and acquisition-related charges(a)	713	1,585
Integration, restructuring, and other charges(b)	3,753	6,677
Adjusted EBITDA	$136,516	$118,500
Revenues	465,776	409,151
Net income margin	4.4%	0.6%
Adjusted EBITDA Margin	29.3%	29.0%

(a)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended September 30, 2026 and 2025, include approximately $0.1 million and $1.4 million, respectively, of expense associated with the Sterling Acquisition.
(b)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, impairment of capitalized software and other non-recurring items. Integration, restructuring, and other charges for the three months ended September 30, 2026 and 2025, include approximately $1.3 million and $3.8 million, respectively, of expense associated with the integration of Sterling. The three months ended September 30, 2025 also include approximately $1.5 million of expenses related to debt refinancing activities, as well as capitalized software impairment charges of approximately $1.2 million.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Three Months Ended September 30,
(in thousands)	2026	2025
Net income	$20,489	$2,593
Provision (benefit) for income taxes	8,566	(798)
Income before provision for income taxes	29,055	1,795
Debt-related charges(a)	(1,825)	2,585
Acquisition-related depreciation and amortization(b)	53,791	51,516
Share-based compensation	5,076	5,721
Transaction and acquisition-related charges(c)	713	1,585
Integration, restructuring, and other charges(d)	3,753	6,677
Adjusted Net Income before income tax effect	90,563	69,879
Less: Adjusted income taxes(e)	23,297	17,567
Adjusted Net Income	$67,266	$52,312

	Three Months Ended September 30,
	2026	2025
Diluted net income per share	$0.12	$0.01
Adjusted Net Income adjustments per share
Provision (benefit) for income taxes	0.05	(0.00)
Debt-related charges(a)	(0.01)	0.01
Acquisition-related depreciation and amortization(b)	0.31	0.29
Share-based compensation	0.03	0.03
Transaction and acquisition related charges(c)	0.00	0.01
Integration, restructuring, and other charges(d)	0.02	0.04
Adjusted income taxes(e)	(0.13)	(0.10)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.38	$0.30

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP and Non-GAAP)	175,435,437	175,549,342
(a)
Represents the loss on extinguishment and non-cash interest expense associated with the amortization of debt issuance costs related to the refinancing of the Company’s First Lien Credit Facility. This adjustment also includes the impact of changes in fair value of interest rate swaps, which represents the difference between unrealized fair value gains or losses and actual cash payments and receipts on the interest rate swaps.
(b)
Represents the depreciation and amortization expense related to incremental intangible and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended September 30, 2026 and 2025, include approximately $0.1 million and $1.4 million, respectively, of expense associated with the Sterling Acquisition.
(d)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, impairment of capitalized software and other non-recurring items. Integration, restructuring, and other charges for the three months ended September 30, 2026 and 2025, include approximately $1.3 million and $3.8 million, respectively, of expense associated with the integration of Sterling. The three months ended September 30, 2025 also include approximately $1.5 million of expenses related to debt refinancing activities, as well as capitalized software impairment charges of approximately $1.2 million.
(e)
Effective tax rates of approximately 25.7% and 25.1% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended September 30, 2026 and 2025, respectively.